LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby makes,*
    constitutes and appoints Cathy Cooper, EVP and Chief Consumer Banker and*
    Kelli Holz, EVP and Chief Financial Officer of Washington*
        Federal, Inc. "the Company", as the undersigned's true and lawful*
    attorney-in-fact "the Attorney-in-Fact", each with*
    full power of substitution and resubstitution, with the power to act alone*
        for the underisgned and in the undersigned's name, place and stead, in*
    any and all capacities to:

1. Prepare, execute in the undersigned's name and on the undersigned's*
   behalf, and submit to the Securities and Exchange Commission "SEC" a*
   Form ID, including amendments thereto, and any other documents necessary*
   or appropriate to obtain codes and passwords enabling the undersigned*
   to make electronic filings with the SEC of reports required or considered*
   advisable under Section 16 of the Securities Exchange Act of 1934 "the*
   Exchange Act" or any rule or regulation of the SEC;

2. Prepare, execute and submit to the SEC, any national securities exchange*
   or securities quotation system and the Company any and all reports,*
   including any amendment thereto, of the undersigned required or considered*
   advisable under Section 16 of the Exchange Act and the rules and regulations*
   thereunder, with respect to the equity securities of the Company, including*
   Forms 3, 4 and 5; and

3. Obtain, as the undersigned's representative and on the undersigned's behalf,*
   information regarding transactions in the Company's equity securities from*
   any third party, including the Company and any brokers, dealers, employee*
   benefit plan administrators and trustees, and the undersigned hereby*
   authorizes any such third party to release any such information to the*
   Attorney-in-Fact.

        The undersigned acknowledges that:

a) This Limited Power of Attorney authorizes, but does not require, the*
   Attorney-in-Fact to act at his or her discretion on information provided*
   to such Attorney-in-Fact without independent verification of such*
   information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the*
   undersigned pursuant to this Limited Power of Attorney will be in such form*
   and will contain such information as the Attorney-in-Fact, in his or her*
   discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the*
   undersigned's responsibility to comply with the requirements of Section 16*
   of the Exchange Act, any liability of the undersigned for any failure to*
   comply with such requirements, or any liability of the undersigned for*
   disgorgement of profits under Section 16b of the Exchange Act; and

d) This Limited Power of Attorney does not relieve the undersigned from*
   responsibility for compliance with the undersigned's obligations under*
   Section 16 of the Exchange Act,including, without limitation, the*
   reporting requirements under Section 16 of the Exchange Act.

        The undersigned hereby grants to the Attorney-in-Fact full power and*
        authority to do and perform each and every act and thing requisite,*
        necessary or convenient to be done in connection with the foregoing,*
        as fully, to all intents and purposes, as the undersigned might or*
        could do in person, hereby ratifying and confirming all that the*
        Attorney-in-Fact, or his or her substitute or substitutes, shall*
        lawfully do or cause to be done by authority of this Limited Power*
        of Attorney.

        This Limited Power of Attorney shall remain in full force and effect*
        until the undersigned is no longer required to file Forms 4 or 5 with*
        respect to the undersigned's holdings of and transactions in equity*
        securities of the Company, unless earlier revoked by the undersigned*
        in a signed writing delivered to the Attorney-in-Fact. This Limited*
        Power of Attorney revokes all previous powers of attorney with respect*
        to the subject matter of this Limited Power of Attorney.

        IN WITNESS WHEREOF, the undersigned has executed this Limited Power*
        of Attorney as of 02/08/2023.

                        ____/s/__James A. Endrizzi________